Exhibit 99.1

MARTIN MIDSTREAM PARTNERS
TO ISSUE SECOND QUARTER 2004 FINANCIAL RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL

     KILGORE, Texas, July 27, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the second quarter ended June 30, 2004, after the market closes on Tuesday, August 3, 2004.

     An investors’ conference call to review the second quarter results will be held on Wednesday, August 4, 2004, at 4:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205 An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on August 4, 2004 through 11:59 p.m. Central Time on August 12, 2004. The access codes for the conference call and the audio replay are as follows: Account No. 1628; Conference ID No. 113526. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

     During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the second quarter 2004 and available on the investor relations page of the Company’s website.

About Martin Midstream Partners

     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.